RenaissanceRe Reports $1.2 Billion of Net Income Available to Common Shareholders and $540.3 Million of Operating Income Available to Common Shareholders in Q3 2024.
•Annualized return on average common equity of 47.1% and annualized operating return on average common equity of 21.7%.
•Combined ratio of 84.8% and adjusted combined ratio of 82.4%.
•Q3 2024 Large Loss Events had a net negative impact of $243.2 million on net income available to common shareholders, and added 12.7 percentage points to the combined ratio.
•Fee income of $82.1 million; up 27.1% from Q3 2023.
•Net investment income of $423.9 million; up 28.8% from Q3 2023.
•Mark-to-market gains of $943.7 million, primarily driven by $612.4 million related to the fixed maturity portfolio and $134.2 million related to Company’s investment in TWFG.
•Repurchased $106.8 million of common shares in the third quarter.
•Hurricane Milton is estimated to have a net negative impact of $275.0 million on the Company’s fourth quarter 2024 results of operations.

Pembroke, Bermuda, November 6, 2024 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the third quarter of 2024.

Net Income Available to Common Shareholders per Diluted Common Share: $22.62 Operating Income Available to Common Shareholders per Diluted Common Share: $10.23
Underwriting Income $393.8M	Fee Income $82.1M	Net Investment Income $423.9M
Change in Book Value per Common Share: 12.3% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 15.0%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We reported strong results this quarter. Our business continues to perform well, and we are in an excellent capital and liquidity position. We believe that these strong returns will persist, providing us with opportunities to grow while continuing to return capital to our shareholders through share repurchases. These actions position us to deliver consistent, superior returns for our shareholders through the course of 2025 and into the future.

RenaissanceRe’s purpose is to protect communities and enable prosperity. It is important to recognize that the catastrophes of the quarter caused significant human suffering, in addition to substantial property damage. We extend our sympathies to all those impacted and are proud of the role that we have in supporting communities as they recover and rebuild.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2024	2023
Gross premiums written	$2,400,136	$1,618,443
Net premiums written	2,162,504	1,421,260
Net premiums earned	2,582,969	1,755,876
Underwriting income (loss)	393,756	385,804
Combined ratio	84.8%	78.0%
Adjusted combined ratio (1)	82.4%	77.8%

Net Income (Loss)
Available (attributable) to common shareholders	1,173,644	193,988
Available (attributable) to common shareholders per diluted common share	$22.62	$3.80
Return on average common equity - annualized	47.1%	11.5%

Operating Income (Loss) (1)
Available (attributable) to common shareholders	540,322	426,320
Available (attributable) to common shareholders per diluted common share	$10.23	$8.41
Operating return on average common equity - annualized (1)	21.7%	25.3%

Book Value per Share
Book value per common share	$202.01	$133.63
Quarterly change in book value per share (2)	12.3%	2.8%
Quarterly change in book value per common share plus change in accumulated dividends (2)	12.5%	3.1%

Tangible Book Value per Share (1)
Tangible book value per common share plus accumulated dividends (1)	$210.45	$153.60
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	15.0%	3.3%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change in value during the periods presented.

Acquisition of Validus
On November 1, 2023, the Company completed its acquisition (the “Validus Acquisition”) of Validus Holdings, Ltd. (“Validus Holdings”), Validus Specialty, LLC (“Validus Specialty”) and the renewal rights, records and customer relationships of the assumed treaty reinsurance business of Talbot Underwriting Limited from subsidiaries of American International Group, Inc. Validus Holdings, Validus Specialty, and their respective subsidiaries collectively are referred to herein as “Validus.”
The results of operations and financial condition include Validus since November 1, 2023. The results of operations for the three and nine months ended September 30, 2024 compared to the three and nine months ended September 30, 2023, should be viewed in that context. In addition, the results of operations for the three and nine months ended September 30, 2024 may not be reflective of the ongoing business of the combined entities.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 60.3%, including a 35.4 percentage point impact from the Q3 2024 Large Loss Events

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$790,709	$511,012	54.7%
Net premiums written	701,222	444,872	57.6%
Net premiums earned	994,777	760,365	30.8%
Underwriting income (loss)	394,683	356,032

Underwriting Ratios
Net claims and claim expense ratio - current accident year	62.5%	46.1%	16.4	pts
Net claims and claim expense ratio - prior accident years	(29.3)%	(19.0)%	(10.3)	pts
Net claims and claim expense ratio - calendar year	33.2%	27.1%	6.1	pts
Underwriting expense ratio	27.1%	26.1%	1.0	pts
Combined ratio	60.3%	53.2%	7.1	pts
Adjusted combined ratio (1)	58.1%	53.0%	5.1	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $279.7 million, or 54.7%, due to:
–a $183.2 million increase in the catastrophe class of business, driven by an increase of $74.3 million in reinstatement premiums as well as a combination of organic growth, new opportunities, and the renewal of business acquired in the Validus Acquisition, in conjunction with the retention of legacy lines, primarily at the July 1, 2024 renewal.
–a $96.5 million increase in the other property class of business, reflecting the renewal of business acquired in the Validus Acquisition and organic growth, in both catastrophe and non-catastrophe exposed business.
•Net premiums written increased by $256.4 million, or 57.6%, driven by the increase in gross premiums written discussed above, partially offset by an increase in ceded premiums written.
•Net claims and claim expense ratio - current accident year increased by 16.4 percentage points, due to a higher impact from large loss events compared to the third quarter of 2023. The Q3 2024 Large Loss Events added 43.5 percentage points to the catastrophe class of business and 24.8 percentage points to the other property class of business.
•Net claims and claim expense ratio - prior accident years decreased 10.3 percentage points, reflecting net favorable development in the third quarter of 2024, primarily driven by:
–net favorable development of $184.4 million from large catastrophe events across the 2017 to 2022 accident years, including $108.1 million from the 2022 Weather-Related Large Losses; and
–net favorable development on attritional losses across the other property class of business.

•Underwriting expense ratio increased 1.0 percentage point, primarily due to:
–a 0.4 percentage point increase in the acquisition expense ratio, driven by the increase in acquisition expenses from purchase accounting adjustments primarily related to the Validus Acquisition, which added 1.8 percentage points to the acquisition expense ratio in the third quarter of 2024. This was partially offset by changes in the mix of business as a result of the continued relative growth in the catastrophe class of business, which has a lower acquisition expense ratio than the other property class of business; and
–a 0.6 percentage point increase in the operating expense ratio primarily due to an increase in operating expenses following the Validus Acquisition.
•Combined ratio increased by 7.1 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, increased by 5.1 percentage points, each primarily due to a higher impact from the Q3 2024 Large Loss Events as compared to the 2023 Large Loss Events, partially offset by an increase in prior accident year net favorable development.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 100.1% and adjusted combined ratio of 97.7%, with current accident year loss ratio of 65.8%

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Gross premiums written	$1,609,427	$1,107,431	45.3%
Net premiums written	1,461,282	976,388	49.7%
Net premiums earned	1,588,192	995,511	59.5%
Underwriting income (loss)	(927)	29,772

Underwriting Ratios
Net claims and claim expense ratio - current accident year	65.8%	67.2%	(1.4)	pts
Net claims and claim expense ratio - prior accident years	(0.1)%	(1.4)%	1.3	pts
Net claims and claim expense ratio - calendar year	65.7%	65.8%	(0.1)	pts
Underwriting expense ratio	34.4%	31.2%	3.2	pts
Combined ratio	100.1%	97.0%	3.1	pts
Adjusted combined ratio (1)	97.7%	96.7%	1.0	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased by $502.0 million, or 45.3%, primarily driven by:
–the renewal of business acquired in the Validus Acquisition, principally in the general casualty and other specialty classes of business, which grew by $168.6 million and $208.4 million, respectively, compared to the third quarter of 2023; and
–organic growth of legacy lines, particularly within the other specialty class of business.
•Net premiums written increased 49.7%, consistent with the drivers discussed for gross premiums written above, in addition to an overall reduction in our retrocessional purchases.

•Combined ratio increased by 3.1 percentage points, and adjusted combined ratio, which removes the impact of acquisition related purchase accounting adjustments, increased by 1.0 percentage point, each primarily due to the increase in the underwriting expense ratio.
•Net claims and claim expense ratio - current accident year decreased by 1.4 percentage points, as the comparable period was impacted by event losses on catastrophe exposed lines within the other specialty class of business.
•Net claims and claim expense ratio - prior accident years reflects net favorable development driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses from the other specialty and credit classes of business.
•Underwriting expense ratio increased 3.2 percentage points, driven by a 3.0 percentage point increase in the acquisition expense ratio primarily due to the impact of Validus integration related activities and purchase accounting adjustments, which collectively added 2.6 percentage points to the acquisition expense ratio in the third quarter of 2024.

Fee Income: $82.1 million of fee income, up 27.1% from Q3 2023; increase in both management and performance fees

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands)	2024	2023
Total management fee income	$54,945	$44,486	$10,459
Total performance fee income (loss) (1)	27,120	20,072	7,048
Total fee income	$82,065	$64,558	$17,507
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $10.5 million, reflecting growth in the Company’s joint ventures and managed funds, specifically DaVinciRe Holdings Ltd. (“DaVinci”), and Fontana Holdings L.P. (“Fontana”), as well as the addition of fees earned by AlphaCat Managers Ltd., which was acquired as part of the Validus Acquisition.
•Performance fee income increased $7.0 million, driven by strong underwriting results and prior year favorable development, primarily in DaVinci and Upsilon RFO Re Ltd.

Investment Results: Total investment result of $1.4 billion; net investment income growth of 28.8%

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2024	2023
Net investment income	$423,859	$329,108	$94,751
Net realized and unrealized gains (losses) on investments	943,745	(228,087)	1,171,832
Total investment result	$1,367,604	$101,021	$1,266,583
Net investment income return - annualized	5.7%	5.7%	—	pts
Total investment return - annualized	18.3%	2.0%	16.3	pts

•Net investment income increased $94.8 million, due to a combination of higher average invested assets, primarily resulting from the Validus Acquisition, and higher yielding assets in the fixed maturity investments portfolio.
•Net realized and unrealized gains on investments increased by $1.2 billion, principally driven by:
–higher net realized and unrealized gains on fixed maturity investments trading of $891.7 million, primarily due to decreases in interest rates in Q3 2024, as compared to interest rate increases in Q3 2023;
–an increase in net realized and unrealized gains on other investments of $162.5 million driven by an increase in the value of the Company’s investment in TWFG as a result of TWFG, Inc.’s initial public offering in the third quarter of 2024;
–an increase in net realized and unrealized gains on investment-related derivatives of $66.9 million, primarily as a result of the impact of the interest rate movements noted above on interest rate futures and commodity price movements favorably impacting commodity futures; and
–an increase in net realized and unrealized gains on catastrophe bonds of $33.8 million, reflective of changes in risk spreads in the wider catastrophe bond market.
•Total investments were $33.0 billion at September 30, 2024 (December 31, 2023 - $29.2 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.1% and 2.9 years, respectively (December 31, 2023 - 5.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $450.2 million was primarily driven by strong:
–underwriting results in DaVinci and Vermeer Reinsurance Ltd.;
–net investment income driven by higher average invested assets and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds; and
–net realized and unrealized gains on investments of the Company’s joint ventures and managed funds.
•Income tax expense of $102.0 million in the current quarter, primarily driven by income in the Company’s U.S. operations.
•Share Repurchases of 477.8 thousand common shares at an aggregate cost of $106.8 million and an average price of $223.45 per common share in the third quarter of 2024.
–On November 6, 2024, the Board approved an increase in the Company’s authorized share repurchase program, bringing the total current authorization up to $750 million.
•Hurricane Milton is estimated to have a $275.0 million net negative impact on net income (loss) available (attributable) to common shareholders in the fourth quarter of 2024.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of the events, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended September 30, 2024	Hurricane Helene	Other Q3 2024 Large Loss Events (1)	Q3 2024 Large Loss Events (2)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(147,847)	$(157,819)	$(305,666)
Net negative impact on Casualty and Specialty segment underwriting result	—	(4,942)	(4,942)
Net negative impact on underwriting result	$(147,847)	$(162,761)	$(310,608)
Percentage point impact on consolidated combined ratio	6.1	6.6	12.7

Net negative impact on the consolidated financial statements

Three months ended September 30, 2024	Hurricane Helene	Other Q3 2024 Large Loss Events (1)	Q3 2024 Large Loss Events (2)
(in thousands)
Net claims and claims expenses incurred	$(181,065)	$(188,941)	$(370,006)
Assumed reinstatement premiums earned	39,027	24,453	63,480
Ceded reinstatement premiums earned	(1,009)	(476)	(1,485)
Earned (lost) profit commissions	(4,800)	2,203	(2,597)
Net negative impact on underwriting result	(147,847)	(162,761)	(310,608)
Redeemable noncontrolling interest	22,637	44,813	67,450
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(125,210)	$(117,948)	$(243,158)

(1)“Other Q3 2024 Large Loss Events” includes: a severe hailstorm which impacted Calgary in August 2024, Hurricane Debby, and Hurricane Beryl.
(2)“Q3 2024 Large Loss Events” includes: Hurricane Helene and the “Other Q3 2024 Large Loss Events.”

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, November 7, 2024 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and in the Middle East; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which the Company operates, including recent changes in Bermuda tax law; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed fund partners; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues
Gross premiums written	$2,400,136	$1,618,443	$9,816,315	$7,060,325
Net premiums written	$2,162,504	$1,421,260	$8,200,588	$5,880,766
Decrease (increase) in unearned premiums	420,465	334,616	(632,394)	(659,078)
Net premiums earned	2,582,969	1,755,876	7,568,194	5,221,688
Net investment income	423,859	329,108	1,225,479	876,148
Net foreign exchange gains (losses)	16,804	(25,886)	(27,694)	(53,877)
Equity in earnings (losses) of other ventures	5,718	10,842	32,435	28,072
Other income (loss)	680	(5,866)	799	(6,296)
Net realized and unrealized gains (losses) on investments	943,745	(228,087)	602,507	(171,417)
Total revenues	3,973,775	1,835,987	9,401,720	5,894,318
Expenses
Net claims and claim expenses incurred	1,373,614	861,576	3,849,239	2,593,987
Acquisition expenses	690,338	425,745	1,965,697	1,280,547
Operational expenses	125,261	82,751	339,484	240,716
Corporate expenses	26,078	17,143	100,489	53,357
Interest expense	23,809	22,951	70,522	49,980
Total expenses	2,239,100	1,410,166	6,325,431	4,218,587
Income (loss) before taxes	1,734,675	425,821	3,076,289	1,675,731
Income tax benefit (expense)	(102,012)	(9,295)	(96,536)	(44,139)
Net income (loss)	1,632,663	416,526	2,979,753	1,631,592
Net (income) loss attributable to redeemable noncontrolling interests	(450,176)	(213,695)	(919,734)	(655,986)
Net income (loss) attributable to RenaissanceRe	1,182,487	202,831	2,060,019	975,606
Dividends on preference shares	(8,843)	(8,843)	(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$1,173,644	$193,988	$2,033,488	$949,075

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$22.68	$3.81	$38.95	$20.17
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$22.62	$3.80	$38.84	$20.13
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$10.23	$8.41	$34.86	$25.58

Average shares outstanding - basic	50,959	50,261	51,439	46,345
Average shares outstanding - diluted	51,104	50,358	51,582	46,451

Net claims and claim expense ratio	53.2%	49.1%	50.9%	49.7%
Underwriting expense ratio	31.6%	28.9%	30.4%	29.1%
Combined ratio	84.8%	78.0%	81.3%	78.8%

Return on average common equity - annualized	47.1%	11.5%	28.8%	22.1%
Operating return on average common equity - annualized (1)	21.7%	25.3%	26.0%	28.0%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2024	December 31, 2023
Assets
Fixed maturity investments trading, at fair value	$24,287,185	$20,877,108
Short term investments, at fair value	4,302,991	4,604,079
Equity investments, at fair value	133,091	106,766
Other investments, at fair value	4,172,451	3,515,566
Investments in other ventures, under equity method	137,959	112,624
Total investments	33,033,677	29,216,143
Cash and cash equivalents	1,572,911	1,877,518
Premiums receivable	8,226,928	7,280,682
Prepaid reinsurance premiums	1,197,533	924,777
Reinsurance recoverable	4,738,637	5,344,286
Accrued investment income	223,003	205,713
Deferred acquisition costs and value of business acquired	1,719,100	1,751,437
Deferred tax asset	650,712	685,040
Receivable for investments sold	332,048	622,197
Other assets	344,383	323,960
Goodwill and other intangible assets	717,478	775,352
Total assets	$52,756,410	$49,007,105
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$21,221,194	$20,486,869
Unearned premiums	7,041,149	6,136,135
Debt	1,935,928	1,958,655
Reinsurance balances payable	3,179,282	3,186,174
Payable for investments purchased	606,601	661,611
Other liabilities	668,673	1,021,872
Total liabilities	34,652,827	33,451,316
Redeemable noncontrolling interests	6,860,999	6,100,831
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	51,940	52,694
Additional paid-in capital	1,959,061	2,144,459
Accumulated other comprehensive income (loss)	(13,027)	(14,211)
Retained earnings	8,494,610	6,522,016
Total shareholders’ equity attributable to RenaissanceRe	11,242,584	9,454,958
Total liabilities, noncontrolling interests and shareholders’ equity	$52,756,410	$49,007,105

Book value per common share	$202.01	$165.20

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$790,709	$1,609,427	$—	$2,400,136
Net premiums written	$701,222	$1,461,282	$—	$2,162,504
Net premiums earned	$994,777	$1,588,192	$—	$2,582,969
Net claims and claim expenses incurred	329,967	1,043,647	—	1,373,614
Acquisition expenses	192,439	497,899	—	690,338
Operational expenses	77,688	47,573	—	125,261
Underwriting income (loss)	$394,683	$(927)	$—	393,756
Net investment income			423,859	423,859
Net foreign exchange gains (losses)			16,804	16,804
Equity in earnings of other ventures			5,718	5,718
Other income (loss)			680	680
Net realized and unrealized gains (losses) on investments			943,745	943,745
Corporate expenses			(26,078)	(26,078)
Interest expense			(23,809)	(23,809)
Income (loss) before taxes and redeemable noncontrolling interests				1,734,675
Income tax benefit (expense)			(102,012)	(102,012)
Net (income) loss attributable to redeemable noncontrolling interests			(450,176)	(450,176)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$1,173,644

Net claims and claim expenses incurred – current accident year	$621,710	$1,044,410	$—	$1,666,120
Net claims and claim expenses incurred – prior accident years	(291,743)	(763)	—	(292,506)
Net claims and claim expenses incurred – total	$329,967	$1,043,647	$—	$1,373,614

Net claims and claim expense ratio – current accident year	62.5%	65.8%		64.5%
Net claims and claim expense ratio – prior accident years	(29.3)%	(0.1)%		(11.3)%
Net claims and claim expense ratio – calendar year	33.2%	65.7%		53.2%
Underwriting expense ratio	27.1%	34.4%		31.6%
Combined ratio	60.3%	100.1%		84.8%

	Three months ended September 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$511,012	$1,107,431	$—	$1,618,443
Net premiums written	$444,872	$976,388	$—	$1,421,260
Net premiums earned	$760,365	$995,511	$—	$1,755,876
Net claims and claim expenses incurred	206,361	655,215	—	861,576
Acquisition expenses	143,348	282,397	—	425,745
Operational expenses	54,624	28,127	—	82,751
Underwriting income (loss)	$356,032	$29,772	$—	385,804
Net investment income			329,108	329,108
Net foreign exchange gains (losses)			(25,886)	(25,886)
Equity in earnings of other ventures			10,842	10,842
Other income (loss)			(5,866)	(5,866)
Net realized and unrealized gains (losses) on investments			(228,087)	(228,087)
Corporate expenses			(17,143)	(17,143)
Interest expense			(22,951)	(22,951)
Income (loss) before taxes and redeemable noncontrolling interests				425,821
Income tax benefit (expense)			(9,295)	(9,295)
Net (income) loss attributable to redeemable noncontrolling interests			(213,695)	(213,695)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$193,988

Net claims and claim expenses incurred – current accident year	$350,238	$669,285	$—	$1,019,523
Net claims and claim expenses incurred – prior accident years	(143,877)	(14,070)	—	(157,947)
Net claims and claim expenses incurred – total	$206,361	$655,215	$—	$861,576

Net claims and claim expense ratio – current accident year	46.1%	67.2%		58.1%
Net claims and claim expense ratio – prior accident years	(19.0)%	(1.4)%		(9.0)%
Net claims and claim expense ratio – calendar year	27.1%	65.8%		49.1%
Underwriting expense ratio	26.1%	31.2%		28.9%
Combined ratio	53.2%	97.0%		78.0%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$4,433,688	$5,382,627	$—	$9,816,315
Net premiums written	$3,457,500	$4,743,088	$—	$8,200,588
Net premiums earned	$2,911,694	$4,656,500	$—	$7,568,194
Net claims and claim expenses incurred	757,570	3,091,669	—	3,849,239
Acquisition expenses	566,566	1,399,131	—	1,965,697
Operational expenses	206,737	132,747	—	339,484
Underwriting income (loss)	$1,380,821	$32,953	$—	1,413,774
Net investment income			1,225,479	1,225,479
Net foreign exchange gains (losses)			(27,694)	(27,694)
Equity in earnings of other ventures			32,435	32,435
Other income (loss)			799	799
Net realized and unrealized gains (losses) on investments			602,507	602,507
Corporate expenses			(100,489)	(100,489)
Interest expense			(70,522)	(70,522)
Income (loss) before taxes and redeemable noncontrolling interests				3,076,289
Income tax benefit (expense)			(96,536)	(96,536)
Net (income) loss attributable to redeemable noncontrolling interests			(919,734)	(919,734)
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$2,033,488

Net claims and claim expenses incurred – current accident year	$1,228,371	$3,118,726	$—	$4,347,097
Net claims and claim expenses incurred – prior accident years	(470,801)	(27,057)	—	(497,858)
Net claims and claim expenses incurred – total	$757,570	$3,091,669	$—	$3,849,239

Net claims and claim expense ratio – current accident year	42.2%	67.0%		57.4%
Net claims and claim expense ratio – prior accident years	(16.2)%	(0.6)%		(6.5)%
Net claims and claim expense ratio – calendar year	26.0%	66.4%		50.9%
Underwriting expense ratio	26.6%	32.9%		30.4%
Combined ratio	52.6%	99.3%		81.3%

	Nine months ended September 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,217,817	$3,842,508	$—	$7,060,325
Net premiums written	$2,609,356	$3,271,410	$—	$5,880,766
Net premiums earned	$2,206,471	$3,015,217	$—	$5,221,688
Net claims and claim expenses incurred	675,963	1,918,024	—	2,593,987
Acquisition expenses	429,273	851,274	—	1,280,547
Operational expenses	165,514	75,202	—	240,716
Underwriting income (loss)	$935,721	$170,717	$—	1,106,438
Net investment income			876,148	876,148
Net foreign exchange gains (losses)			(53,877)	(53,877)
Equity in earnings of other ventures			28,072	28,072
Other income (loss)			(6,296)	(6,296)
Net realized and unrealized gains (losses) on investments			(171,417)	(171,417)
Corporate expenses			(53,357)	(53,357)
Interest expense			(49,980)	(49,980)
Income (loss) before taxes and redeemable noncontrolling interests				1,675,731
Income tax benefit (expense)			(44,139)	(44,139)
Net (income) loss attributable to redeemable noncontrolling interests			(655,986)	(655,986)
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$949,075

Net claims and claim expenses incurred – current accident year	$933,172	$1,955,612	$—	$2,888,784
Net claims and claim expenses incurred – prior accident years	(257,209)	(37,588)	—	(294,797)
Net claims and claim expenses incurred – total	$675,963	$1,918,024	$—	$2,593,987

Net claims and claim expense ratio – current accident year	42.3%	64.9%		55.3%
Net claims and claim expense ratio – prior accident years	(11.7)%	(1.3)%		(5.6)%
Net claims and claim expense ratio – calendar year	30.6%	63.6%		49.7%
Underwriting expense ratio	27.0%	30.7%		29.1%
Combined ratio	57.6%	94.3%		78.8%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Property Segment
Catastrophe	$344,005	$160,821	$2,949,731	$2,091,255
Other property	446,704	350,191	1,483,957	1,126,562
Property segment gross premiums written	$790,709	$511,012	$4,433,688	$3,217,817

Casualty and Specialty Segment
General casualty (1)	$519,555	$350,954	$1,739,464	$1,194,791
Professional liability (2)	331,610	281,259	916,196	971,796
Credit (3)	213,826	139,184	765,304	562,845
Other specialty (4)	544,436	336,034	1,961,663	1,113,076
Casualty and Specialty segment gross premiums written	$1,609,427	$1,107,431	$5,382,627	$3,842,508

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Fixed maturity investments trading	$289,687	$188,781	$820,876	$514,020
Short term investments	46,746	66,722	141,923	149,903
Equity investments	670	510	1,819	6,675
Other investments
Catastrophe bonds	61,175	54,583	177,860	142,936
Other	20,937	20,031	59,525	65,422
Cash and cash equivalents	10,226	4,160	40,347	13,009
	429,441	334,787	1,242,350	891,965
Investment expenses	(5,582)	(5,679)	(16,871)	(15,817)
Net investment income	$423,859	$329,108	$1,225,479	$876,148

Net investment income return - annualized	5.7%	5.7%	5.5%	5.1%

Net realized gains (losses) on fixed maturity investments trading	$22,052	$(121,112)	$(33,965)	$(300,089)
Net unrealized gains (losses) on fixed maturity investments trading	590,309	(158,226)	353,465	14,007
Net realized and unrealized gains (losses) on fixed maturity investments trading	612,361	(279,338)	319,500	(286,082)
Net realized and unrealized gains (losses) on investment-related derivatives	97,534	30,594	50,102	(22,295)
Net realized gains (losses) on equity investments	340	(10)	355	(27,503)
Net unrealized gains (losses) on equity investments	18,778	2,261	26,368	62,039
Net realized and unrealized gains (losses) on equity investments	19,118	2,251	26,723	34,536
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	66,291	32,474	51,091	94,786
Net realized and unrealized gains (losses) on other investments - other	148,441	(14,068)	155,091	7,638
Net realized and unrealized gains (losses) on investments	943,745	(228,087)	602,507	(171,417)
Total investment result	$1,367,604	$101,021	$1,827,986	$704,731

Total investment return - annualized	18.3%	2.0%	8.2%	4.2%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$1,173,644	$193,988	$2,033,488	$949,075
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(877,454)	260,561	(551,416)	266,203
Net foreign exchange losses (gains)	(16,804)	25,886	27,694	53,877
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	17,400	3,373	54,968	14,714
Acquisition related purchase accounting adjustments (2)	59,812	4,017	183,175	12,054
Bermuda net deferred tax asset (3)	—	—	(7,890)	—
Income tax expense (benefit) (4)	65,285	(10,048)	46,325	(8,961)
Net income (loss) attributable to redeemable noncontrolling interests (5)	118,439	(51,457)	41,205	(85,162)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$540,322	$426,320	$1,827,549	$1,201,800

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$22.62	$3.80	$38.84	$20.13
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(17.17)	5.17	(10.69)	5.73
Net foreign exchange losses (gains)	(0.33)	0.51	0.54	1.16
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.34	0.07	1.07	0.32
Acquisition related purchase accounting adjustments (2)	1.17	0.08	3.55	0.26
Bermuda net deferred tax asset (3)	—	—	(0.15)	—
Income tax expense (benefit) (4)	1.28	(0.20)	0.90	(0.19)
Net income (loss) attributable to redeemable noncontrolling interests (5)	2.32	(1.02)	0.80	(1.83)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$10.23	$8.41	$34.86	$25.58

Return on average common equity - annualized	47.1%	11.5%	28.8%	22.1%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(35.2)%	15.5%	(7.8)%	6.2%
Net foreign exchange losses (gains)	(0.7)%	1.5%	0.4%	1.3%
Expenses (revenues) associated with acquisitions, dispositions and impairments (1)	0.7%	0.2%	0.8%	0.3%
Acquisition related purchase accounting adjustments (2)	2.4%	0.3%	2.6%	0.3%
Bermuda net deferred tax asset (3)	—%	—%	(0.1)%	—%
Income tax expense (benefit) (4)	2.6%	(0.6)%	0.7%	(0.2)%
Net income (loss) attributable to redeemable noncontrolling interests (5)	4.8%	(3.1)%	0.6%	(2.0)%
Operating return on average common equity - annualized	21.7%	25.3%	26.0%	28.0%
(1)Previously reported "corporate expenses associated with acquisitions and dispositions" has been amended to "expenses (revenues) associated with acquisitions, dispositions and impairments" to now also include impairments on strategic investments related to acquisitions and dispositions.
(2)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and nine months ended September 30, 2024 for the acquisitions of Validus - $56.0 million and $171.9 million, respectively (2023 - $Nil and $Nil, respectively); and TMR and Platinum - $3.8 million and $11.3 million respectively (2023 - $4.0 million and $12.1 million respectively).
(3)Represents a net deferred tax benefit recorded during the period in connection with the enactment of the 15% Bermuda corporate income tax on December 27, 2023.
(4)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(5)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

	September 30, 2024	September 30, 2023
Book value per common share	$202.01	$133.63
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(13.81)	(4.57)
Other goodwill and intangible assets (2)	(0.17)	(0.35)
Acquisition related purchase accounting adjustments (3)	(5.27)	(1.25)
Tangible book value per common share	182.76	127.46
Adjustment for accumulated dividends	27.69	26.14
Tangible book value per common share plus accumulated dividends	$210.45	$153.60

Quarterly change in book value per common share	12.3%	2.8%
Quarterly change in book value per common share plus change in accumulated dividends	12.5%	3.1%
Quarterly change in tangible book value per common share plus change in accumulated dividends	15.0%	3.3%
(1)Represents the acquired goodwill and other intangible assets at September 30, 2024 for the acquisitions of Validus $488.4 million (September 30, 2023 - $Nil), TMR $26.4 million (September 30, 2023 - $27.4 million) and Platinum $202.7 million (September 30, 2023 - $206.5 million).
(2)At September 30, 2024, the adjustment for other goodwill and intangible assets included $8.9 million (September 30, 2023 - $18.2 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at September 30, 2024 for the acquisitions of Validus $220.1 million (September 30, 2023 - $Nil), TMR $54.4 million (September 30, 2023 - $64.9 million) and Platinum $(0.7) million (September 30, 2023 - $(0.8) million).

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the company, its segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended September 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	43.2%	85.6%	60.3%	100.1%	84.8%
Adjustment for acquisition related purchase accounting adjustments (1)	(2.9)%	(1.3)%	(2.2)%	(2.4)%	(2.4)%
Adjusted combined ratio	40.3%	84.3%	58.1%	97.7%	82.4%

	Three months ended September 30, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	31.5%	78.2%	53.2%	97.0%	78.0%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.2)%	(0.1)%	(0.2)%	(0.3)%	(0.2)%
Adjusted combined ratio	31.3%	78.1%	53.0%	96.7%	77.8%

	Nine months ended September 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	30.6%	84.1%	52.6%	99.3%	81.3%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.2)%	(0.9)%	(2.4)%	(2.5)%	(2.4)%
Adjusted combined ratio	27.4%	83.2%	50.2%	96.8%	78.9%

	Nine months ended September 30, 2023
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	35.2%	83.6%	57.6%	94.3%	78.8%
Adjustment for acquisition related purchase accounting adjustments (1)	(0.2)%	(0.1)%	(0.2)%	(0.2)%	(0.2)%
Adjusted combined ratio	35.0%	83.5%	57.4%	94.1%	78.6%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.